Exhibit 32.2


                         COACTIVE MARKETING GROUP, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Annual Report of CoActive Marketing Group, Inc. (the "Company") on Form 10-K for the year ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald A. Bernard, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


June 29, 2005                          /s/ DONALD A. BERNARD
                                       -----------------------------------------
                                       Donald A. Bernard
                                       Executive Vice President and
                                       Chief Financial Officer

                                       60